Exhibit 99.1

Enerpac Tool Group Becomes Premier Pure Play Industrial Tools and Services Company

Completes Sale of EC&S Segment to One Rock Capital Partners

MILWAUKEE--(BUSINESS WIRE)--October 31, 2019--Enerpac Tool Group (NYSE: EPAC) announced today that the Company is now a premier pure play industrial tools & services company following the completed sale of the Engineered Components & Systems (“EC&S”) segment to an affiliate of One Rock Capital Partners, LLC (“One Rock”).

Enerpac Tool Group is a global leader in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads. The Company is well-positioned for future growth and has a sustainable business model with well-recognized brands, robust global distribution and broad reach of end markets.

Randy Baker, President and Chief Executive Officer of Enerpac Tool Group, said, “We are excited about the future of Enerpac Tool Group and pleased to deliver on our objective of transforming into a premier pure play industrial tools and services company. Enerpac’s high-quality brand and strong financial position create a solid platform to drive growth and deliver value to our shareholders. We appreciate the hard work and contributions of our EC&S colleagues and wish them the best as they move forward under new ownership.”

Baird served as Enerpac Tool Group’s financial advisor on the transaction and Latham & Watkins LLP was its legal counsel.

About Enerpac Tool Group

Enerpac Tool Group is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on NYSE under the symbol EPAC. Although the Company has adopted “Enerpac Tool Group” as its doing-business name, its legal name continues to be Actuant Corporation until the change is approved by its shareholders. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

About One Rock Capital Partners, LLC

One Rock makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Enerpac Tool Group’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Contacts

Contacts
For Enerpac Tool Group – Investors
Barb Bolens
EVP and Chief Strategy Officer
262-293-1562

For Enerpac Tool Group – Media
Nick Lamplough / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

For One Rock
Alex Jeffrey/Sam Fisher
Gasthalter & Co.
(212) 257-4170